Exhibit 5

To QIAGEN N.V. (the "Issuer") Spoorstraat 50 5911 KJ VENLO The Netherlands

Date 2 April 2015		J.J.J. Schutte Advocaat

Our ref.	M22967323/1/20621256/ffm

Dear Sir/Madam,

Registration on Form S-8 with the US Securities and Exchange Commission of 9,090,000 ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1    A copy of

(a)	the Registration Statement; and

(b)	the 2014 Stock Plan.

3.2    A copy of the Board Certificate.

3.3    A copy of:

(a)	the Issuer's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel); and

(b)	the Trade Register Extract.

In addition, I have obtained the following confirmation on the date of this opinion:

3.4	Confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions
I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement is being filed with the SEC in the form referred to in this opinion.

4.2	The terms and conditions of each Stock Option and Stock Award will have been based on the terms and conditions set forth in the 2014 Stock Plan without modification.

4.3	The aggregate number of Registration Shares issued or delivered under the 2014 Stock Plan will not exceed the maximum number permitted under the 2014 Stock Plan.

4.4	In respect of New Shares:

(a)

(i)	The issue by the Issuer of the New Shares (or of any rights to acquire New Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of New Shares (or of any rights to acquire New Shares) will have been observed or validly excluded;

all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.

(b)	The Issuer's authorised share capital at the time of grant of the Stock Options and the Stock Awards and at the time of issue of the New Shares will be sufficient to allow for the issue.

(c)	The New Shares will have been issued in the form and manner prescribed by the articles of association at the time of issue;

(d)
Each Stock Option and each Stock Award will have been validly granted, accepted and (in the case of a Stock Option) exercised, in accordance with the 2014 Stock Plan and all applicable laws (including, for the avoidance of doubt, Dutch law); and

(e)
Upon issue of each New Share the nominal amount of such New Share will have been validly paid in cash and any agreed share premium will have been validly paid (i) in cash or (ii) through set off by the Issuer; to the extent payment is made in a currency other than the euro the payment will, calculated in accordance with the exchange rate prescribed by law, correspond to at least the amount payable in euro.

4.5	All Existing Shares have been offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

5	Opinion
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, and subject to the qualifications in paragraph 6 and to any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling) in connection with the issue or delivery of the Registration Shares), I am of the following opinion:

5.1	The Registration Shares, when issued or delivered by the Issuer pursuant to the 2014 Stock Plan will be or have been, validly issued, fully paid and nonassessable[1].

.
6Qualifications

6.1
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

6.2	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

7	Reliance

7.1
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2
Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading "Item 8. Exhibits" in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ J.J.J. Schutte
J.J.J. Schutte

_______________________
1In this opinion, "nonassessable" - which term has no equivalent in Dutch - means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

Annex 1 - Definitions
In this opinion:

"2014 Stock Plan" means the QIAGEN N.V. 2014 Stock Plan, approved by the Issuer's supervisory board (raad van commissarissen) on 5 May 2014 and the general meeting on 25 June 2014, and effective as of 5 May 2014.

"Board Certificate" means the certificate dated the date of this opinion attached to this opinion as Annex 2.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Dutch law" means the law directly applicable in the Netherlands.

"Existing Shares" means the existing ordinary shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer's capital that may be delivered by the Issuer from its treasury pursuant to the terms of the 2014 Stock Plan.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

"Issuer" means QIAGEN N.V., with seat in Venlo, the Netherlands.

"New Shares" means the ordinary shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer's capital that may be issued by the Issuer pursuant to the terms of the 2014 Stock Plan.

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means 9,090,000 Shares, to be issued in the form of New Shares or delivered in the form of Existing Shares, by the Issuer pursuant to the 2014 Stock Plan upon the exercise of Stock Options or pursuant to Stock Awards.

"Registration Statement" means the registration statement on Form S-8 in relation to the Registration to be filed with the SEC on the date of this opinion (excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Shares" means the ordinary shares (gewone aandelen), nominal value EUR 0.01 each, in the Issuer's capital.

"Stock Award" means any issue of New Shares or delivery of Existing Shares pursuant to the 2014 Stock Plan other than as a result of the exercise of any Stock Option.

"Stock Option" means an option representing the right to purchase a Share, in the Issuer's capital, granted pursuant to the 2014 Stock Plan.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 1 April 2015.

Annex 2 - Board Certificate

BOARD CERTIFICATE
FROM THE MANAGEMENT BOARD OF QIAGEN N.V.

THE UNDERSIGNED:

1.	Mr. Roland Sackers; and

2.	Mr. Peer Michael Schatz

acting not individually, but in their capacity as managing directors of QIAGEN N.V., a limited liability company with seat in Venlo and having its address at Spoorstraat 50, 5911 KJ, Venlo, the Netherlands (the "Issuer"),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)
In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the "Legal Opinion").

(c)	This Board Certificate is the "Board Certificate" as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1    Construction
1.1    Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2    In this Board Certificate "including" means "including without limitation".

2    CERTIFICATION:

Each undersigned certifies the following:

2.1    Authenticity
As at the date of this Board Certificate:

(a)
all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date, provided that the appointment of Prof. James E. Bradner as supervisory director has not yet been recorded in the Trade Register;

(b)	for the issues of Shares described in the Excel document dated 1 April 2015 sent by Ms. S. Stefanelli, the number of Shares issued and the date of issue is correct, complete and up to date; and

(c)	the Issuer is not included on any Sanctions List.

2.2    Issues of Existing Shares
2.2.1

(a)	Each issue by the Issuer of Existing Shares (or grant of any rights to acquire Shares) has been validly authorised; and

(b)	any pre-emption rights in respect of each issue of Existing Shares (or of any grant of rights to acquire Shares) have been observed or validly excluded;

all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion, and as in part confirmed by legal opinions rendered by De Brauw Blackstone Westbroek N.V. in the years 1996 through 2011.

2.2.2    At the time of each issue of Existing Shares:

(i)	the Issuer's authorised share capital; and

(ii)	the delegation by the Issuer's general meeting of shareholders to the Issuer's supervisory board of authority to issue up to a certain maximum number of Shares in the Issuer's capital;

were sufficient to allow for the issue.

2.2.3
All Existing Shares have been issued in the form and manner prescribed by the articles of association at their time of issue, as in part confirmed by legal opinions rendered by De Brauw Blackstone Westbroek N.V. in the years 1996 through 2011.

2.2.4	At each issue of Existing Shares, either

(i)	the nominal amount of each Existing Share and any agreed share premium has been validly paid; or
(ii)

(a)	at the time when a contribution on the Existing Shares was made, its value amounted to at least the amount of each Existing Share and any agreed share premium.

(b)	Each contribution made on the Existing Shares has been validly transferred to the Issuer.

2.2.5
No undersigned is aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he understands or suspects has or may have had the effect that any authorisation document referred to in paragraph 2.2.1 may have ceased to be in force without modification at any time.

2.3    General
No undersigned is aware of:

(a)
any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3    RELIANCE
De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

IN EVIDENCE WHEREOF:
this Board Certificate was signed in the manner set out below.

/s/ Roland Sackers
Name:	Mr. Roland Sackers

/s/ Peer Michael Schatz
Name:	Mr. Peer Michael Schatz